EXHIBIT 10.19

ALLIANT ENERGY RABBI TRUST AGREEMENT

This Agreement is made and entered into as of December __, 2005, by and between Alliant Energy Corporate Services, Inc., an Iowa corporation (the “Sponsor”), and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Sponsor, Alliant Energy Corporation (“AEC”), Interstate Power and Light Company (“IES”) and Wisconsin Power and Light Company (“WPL”) have adopted or entered into various nonqualified deferred compensation plans and agreements and have incurred or expect to incur liability under the terms of such plans with respect to the individuals participating in such plans; and

WHEREAS, on December 1, 2000, the Sponsor, IES and WPL authorized the Sponsor to, and it did, merge various trusts into a trust agreement with Marshall & Ilsley Trust Company (the “Existing Trust”); and

WHEREAS, on December 1, 2000, AEC established a trust pursuant to a trust agreement with Marshall & Ilsley Trust Company (the “AEC Trust”) to fund the Alliant Energy Corporation Deferred Compensation Plan for Directors (the “Directors’ Plan”); and

WHEREAS, the Sponsor wishes to continue a trust arrangement and to contribute to such trust assets that shall be held therein, subject to the claims of creditors in the event of Insolvency, as herein defined, until paid to plan participants and their beneficiaries in such manner and at such times as specified in the plans; and

WHEREAS, the Sponsor and AEC wish to merge the AEC Trust into the Existing Trust; and

WHEREAS, the Sponsor enters into this Agreement for the purpose of restating the Existing Trust and the AEC Trust, merging the AEC Trust into the Existing Trust, and designating the Trustee as the successor trustee thereunder (the ongoing trust hereinafter the “Trust”); and

WHEREAS, the Trust shall be for the benefit of the participants and beneficiaries of the nonqualified deferred compensation plans and agreements listed in Appendix A of this Agreement (referred to herein as the “Plans,” or, in reference to each, as a “Plan”); and

WHEREAS, the plan sponsor of each Plan as indicated in Appendix A shall have responsibilities with respect to such Plan hereunder (the sponsor of each Plan being the “Company” with respect to such Plan); and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) with respect to those Plans subject to ERISA; and

WHEREAS, it is the intention of each Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans; and

WHEREAS, while the assets of the Trust Fund are not “Plan assets” under ERISA, the intention of the parties is to manage the Trust Fund in certain respects in a manner consistent with the operation of certain other trust arrangements between the parties which are subject to ERISA;

NOW, THEREFORE, the Sponsor and the Trustee do hereby establish the Trust and the parties agree that the Trust Fund shall be comprised, held and disposed of as follows:

SECTION 1

ESTABLISHMENT OF TRUST

1.1          Effective January 1, 2006, the Trust is continued, and the assets of the Existing Trust shall be transferred to the Trustee on January 3, 2006, except for those assets related to the Alliant Energy Key Employee Deferred Compensation Plan and the Directors’ Plan which shall be transferred on March 1, 2006. The Trustee shall maintain separate accounts within the Trust to record the assets thereof attributable to the Plans of each of the corporate sponsors as indicated in Appendix A (the “Plan Accounts”).

1.2          The Trust shall be irrevocable.

1.3          The Trust is intended to be a grantor trust, of which each Company is the grantor with respect to its Plan Account, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

1.4          The principal of the Trust Fund, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

1.5          Within 60 days following a Change in Control, each Company shall make an irrevocable contribution to the applicable Plan Account within the Trust so that the Trust assets for that Plan Account are at least the sum of the participants’ and beneficiaries’ accrued benefits pursuant to the terms of the Plans. For Plans with benefit formulas which are defined contribution formulas, the amount of the accrued benefits shall be the account balances as of the date of the Change in Control. For Plans with cash balance formulas, the amount of the accrued benefits for participants who are not in pay status shall be 120% of the lump sum amount that would have been distributable as of the last day of the plan year coincidental with or immediately preceding the date of the Change in Control. For Plans with defined benefit formulas other than cash balance and for those participants in pay status under a cash balance plan with a grandfathered annuity benefit, the amount of the accrued benefits shall be 120% of the Accumulated Benefit Obligation as of the measurement date for the corporate fiscal year ending coincidental with or immediately preceding the date of the Change in Control, based on actuarial assumptions most recently applied in calculating the Company’s liability under Financial Accounting Standard 87. Notwithstanding the foregoing, with respect to the Directors’ Plan, such contribution shall be made within ten business days following a Change in Control.

1.6          As of each December 31 following a Change in Control, (“Valuation Date”), each Company shall determine the amount of the contribution which would have been required pursuant to Section 1.5 if the Change in Control had occurred on such Valuation Date and make an irrevocable contribution of such amount, if any, within 60 days following such December 31. Notwithstanding the foregoing, with respect to the Directors’ Plan, such contribution shall be made within ten business days following such December 31.

1.7          Within 60 days following a Potential Change in Control, each Company shall make a contribution to the applicable Plan Account within the Trust in the amount that would have been required to be contributed pursuant to Section 1.5 if the Potential Change in Control had been a Change in Control. In the event that a Change in Control shall not have occurred within the time specified in the following sentence, at the written direction of the Sponsor, the contribution to the Trust as a result of the preceding sentence, plus investment gains thereon or minus investment losses thereon, shall be released and delivered to the Company. The specified time for the preceding sentence is twelve (12) months after the occurrence of a Potential Change in Control unless proceedings are then pending to obtain necessary regulatory approvals to permit a Change in Control, in which case the specified time is three (3) months after such proceedings have concluded. Notwithstanding the foregoing, with respect to the Directors’ Plan, such contribution shall be made within ten business days following such Potential Change in Control.

1.8          Each Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee for its Plan Account to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. The Plan participants and their beneficiaries shall have no right to compel any such discretionary deposits. Any such decision concerning a Plan or accounts for non-employee directors of a Company shall be separate and distinct from any such decision concerning a Plan or account for employees.

1.9          The Trustee shall have no obligation to compel any deposits that are required pursuant to this Agreement.

SECTION 2

PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

2.1          On behalf of the Company, the Sponsor shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), or that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the most recent Payment Schedule received by the Trustee. Based exclusively upon direction from the Sponsor as to time and amounts, the Trustee shall make provision for the reporting and withholding of any federal and state taxes (other than FICA and FUTA taxes) that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and, based exclusively upon direction from the Sponsor, shall pay amounts withheld to taxing authorities. If applicable, the Sponsor shall direct the Trustee to remit to the Sponsor or the Company any FICA, FUTA and local taxes with respect to benefit payments and the Sponsor or the Company, as applicable, shall have the responsibility for determining, reporting and paying the FICA, FUTA and local taxes to the appropriate taxing authorities. The Trustee acts solely as the Company’s agent for purposes of reporting and withholding on payments from the Trust, and the Company shall be solely responsible for determining that such amounts have been reported, withheld and paid to appropriate taxing authorities in a timely manner.

2.2          The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

2.3          The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Through the Sponsor, the Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust Fund, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company through the Sponsor where principal and earnings are not sufficient.

SECTION 3

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS

TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

3.1          The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Agreement if it is unable to pay its debts as they become due, or if it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2          At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust Fund shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

3.3          The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the participants or their beneficiaries of the Plan or Plans of which such Company is the sponsor.

3.4          Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Sponsor or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(a)          If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to participants or their beneficiaries of the Plan or Plans of which such Company is the sponsor and shall hold the assets of such Plan Accounts within the Trust Fund for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(b)          The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

3.5          Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

3.6          Notwithstanding any provisions herein to the contrary, any Company Stock (as defined in Section 5.7) or other assets contributed by a Company to a Plan Account for the benefit of the employees of affiliates shall be subject to the Insolvency provisions of Section 3 with respect to the Company which is the sponsor of the applicable Plan and, upon the termination of the Trust after payment of all benefits to participants and beneficiaries, shall revert to the contributing Company.

SECTION 4

PAYMENTS TO COMPANY

Except as provided in Sections 1.7, 2.1 and 3 hereof, the Sponsor shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

SECTION 5

INVESTMENT AUTHORITY

5.1          Subject to Section 5.6, except to the extent that an Investment Manager or Named Fiduciary is otherwise appointed in accordance with Sections 5.3, 5.4 or 5.5, the Sponsor shall act as a Named Fiduciary in accordance with Section 5.5 with respect to the entire Trust Fund, and the Trustee shall be subject to the directions of the Sponsor as provided in such Section 5.5. Subject to Section 5.6, except to the extent that the Trustee is itself appointed as an Investment Manager pursuant to Section 5.4, it shall always be a directed trustee and follow in good faith the investment directions of the Sponsor, an Investment Manager, or a Named Fiduciary, as applicable. In such regard, the Trustee shall invest and reinvest the principal and income of the Trust Fund with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the foregoing, the investments and reinvestments of the Trust Fund shall be subject to the following:

(a)          Investments shall be as consistent as reasonably possible with any funding policy communicated to the Trustee in writing by the Sponsor pursuant to the Plans. The Trustee may rely on the latest such communication received by it without further inquiry or verification.

(b)          The Trustee may invest and reinvest principal and income of the Trust Fund in common, preferred, and other stocks of any corporation; voting trust certificates; interests in investment trusts, including, without limiting the generality thereof, participations issued by an investment company as defined in the Investment Company Act of 1940, as from time to time amended; bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property; conditional sales contracts; real estate and leases; and limited partnerships.

(c)          To the extent permitted by the Code and other applicable laws, the Trustee may commingle for investment all or any part of the funds of the Trust Fund with funds of other grantor trusts established by the Sponsor or any entity directly or indirectly controlling, controlled by, or under common control with the Sponsor; provided that records are at all times maintained of the portion of the commingled funds properly allocable to each trust.

(d)          The Trustee may invest and reinvest the principal and income of the Trust Fund by investing in an annuity contract or contracts (including any agreement or agreements supplemental thereto) issued by an insurance company.

(e)          The Trustee may engage in the writing, sale, and buying in, of covered call option contracts; and the Trustee may acquire and may exercise options to purchase or sell securities or other assets.

(f)           The Trustee may invest and reinvest the principal and income of the Trust Fund in stock, securities, or real property of the Sponsor or any entity directly or indirectly controlling, controlled by, or under common control with the Sponsor.

(g)          The Trustee may invest and reinvest principal and income of the Trust Fund in deposits (including savings accounts, savings certificates, and similar interest-bearing instruments or accounts) in itself or its affiliates, provided such deposits bear a reasonable rate of interest.

(h)          The Trustee may purchase or sell financial futures contracts in transactions executed through a generally recognized commodities or securities exchange.

(i)           The Trustee may lend any securities or security from time to time constituting a part of the Trust Fund in exchange for such consideration and upon such terms and conditions as the Trustee deems appropriate. In any such transaction the Trustee may transfer legal title to the securities being loaned to the obligor, and may permit the obligor to return to the Trust Fund securities that are identical (but not necessarily evidenced by the same certificates) to those transferred to it by the Trustee hereunder.

5.2          If a Plan provides for the purchase of a life insurance policy or annuity contract on the life of a participant, the Trustee shall make such purchases on written direction of the Sponsor. Each such direction shall be complete with respect to the terms of the purchase. The Sponsor shall give written direction as to any subsequent action to be taken with respect to each such policy or contract, it being intended that the Trustee shall have no discretion with respect thereto.

5.3          Subject to Section 5.6 hereof, the Sponsor may appoint one or more insurance companies that meet the requirements of Section 3(38) of ERISA to serve as an Investment Manager. The appointment of any such Investment Manager and investment of the Trust Fund pursuant to such appointment shall be subject to the following, notwithstanding any provisions of this Agreement to the contrary:

(a)          Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment.

(b)          The Sponsor shall determine the terms of each contract to be entered into between such insurance company and the Trustee (including any agreement or agreements supplemental thereto) pursuant to which investment management services shall be performed by the insurance company. On written direction of the Sponsor the

Trustee shall make application for each such contract and shall hold the contract as an asset of the Trust Fund.

(c)          The Trustee shall pay such premiums to the insurance company pursuant to such contract as may be directed in writing by the Sponsor; provided, however, that no such payment shall be made until the Trustee has been furnished with an acknowledgement in writing by the insurance company that it is a fiduciary with respect to one or more Plans and this Trust.

(d)          Except as otherwise agreed in writing by the Trustee and the Sponsor, the Trustee shall take only such actions as contractholder of such contract as may be directed in writing by the Sponsor.

(e)          Any direction by the Sponsor with respect to such contract shall be complete as to the terms with respect thereto, it being intended that the Trustee shall have no discretion whatsoever with respect to the provisions of such contract or actions taken pursuant thereto.

(f)           The insurance company serving as an Investment Manager shall determine in good faith the fair market value of assets held in such contracts no less often than annually, assuming an orderly liquidation at the time of such determination if the market value is not readily available.

5.4          Subject to Section 5.6 hereof, the Sponsor may appoint one or more parties that are registered as investment advisers under the Investment Advisers Act of 1940 to serve as an Investment Manager as defined in Section 3(38) of ERISA. The appointment of any such Investment Manager and investment of the Trust Fund pursuant to such appointment shall be subject to the following, notwithstanding any provisions hereof to the contrary:

(a)          Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment. The notice shall state what portion of the Trust Fund is to be invested by the Investment Manager and shall direct the Trustee to segregate such portion of the Trust Fund into a separate account for the Investment Manager. Each such separate account is referred to in this section as an Investment Account. The Trustee shall be provided a copy of the Sponsor’s written agreement with the Investment Manager.

(b)          The Trustee shall not act on any direction or instruction of the Investment Manager until the Trustee has been furnished with an acknowledgement in writing by the Investment Manager that it is a fiduciary with respect to one or more Plans and this Trust.

(c)          Payment of the cost of the acquisition, sale, or exchange of any security or other property for an Investment Account shall be charged to that Investment Account unless the agreement between the Sponsor and Investment Manager provides otherwise.

(d)          So long as the appointment of an Investment Manager is in effect, the Investment Manager shall have full power and authority to direct the Trustee as to, and full responsibility for, investment of its Investment Account and for the retention and disposition of any assets in its Investment Account. Subject to any limitations in the agreement between the Company and the Investment Manager, the Investment Manager shall have exclusive authority and discretion to invest and reinvest the principal and interest of the Trust Fund, subject to the provisions of Section 5.1.

(e)          Unless the written agreement between the Sponsor and Investment Manager expressly provides that the Sponsor shall have the voting power with respect to all stocks and other securities in the Investment Account, the Investment Manager shall have voting power with respect to all such stocks and other securities.

(f)           The Trustee shall make available to an Investment Manager copies of or extracts from such portions of its accounts, books, or records relating to the Investment Account of such Investment Manager as the Trustee may deem necessary or appropriate in connection with the exercise of the Investment Manager’s function, or as the Sponsor may direct.

(g)          All charges (other than those covered in subsection (d) above) against each Investment Account shall be made in such proportions as the Sponsor may direct from time to time.

(h)          If the authority of an Investment Manager is terminated, unless and until a successor Investment Manager is appointed with respect to such Investment Account or the Investment Account is merged into a different Investment Account, a Named Fiduciary Account, or an insurance company contract, the Sponsor shall be responsible to direct the Trustee as to the investment, management and disposition of the assets held in such Investment Account. Until receipt of written notice of the termination of the authority of an investment manager, the Trustee shall be fully protected in assuming the continuing authority of such Investment Manager.

(i)           Any direction by an Investment Manager shall be complete as to the terms with respect thereto, it being intended that the Trustee shall have no obligation whatsoever to invest or otherwise manage any asset of an Investment Account.

(j)           The Investment Manager shall determine in good faith the fair market value of assets held in an Investment Account no less often than annually, assuming an orderly liquidation at the time of such determination if the market value is not readily available.

5.5          Subject to Section 5.6 hereof, the Sponsor may designate one or more Named Fiduciaries that shall have authority to direct the Trustee as to the investment and reinvestment of all or a part of the Trust Fund. The designation of any such Named Fiduciary and investment of the Trust Fund pursuant to such designation shall be subject to the following, notwithstanding any provisions hereof to the contrary:

(a)          Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment. Such notice shall state what portion of the Trust Fund is to be invested by the Named Fiduciary and shall direct the Trustee to segregate such portion of the Trust Fund into a separate account for such Named Fiduciary. Each such separate account is referred to in this section as a Named Fiduciary Account.

(b)          The Named Fiduciary shall be responsible for determining whether any investment direction it gives to the Trustee is in accordance with the terms of the documents and instruments governing the investment of the Named Fiduciary Account.

(c)          All directions given by a Named Fiduciary to the Trustee shall be in writing, signed by the duly authorized person or persons; provided that the Trustee shall accept oral directions for the purchase or sale of securities which shall be confirmed by such authorized personnel in writing.

(d)          In all events the Trustee is to retain physical custody of or title to all assets comprising a Named Fiduciary Account.

(e)          The Sponsor by written notice to the Named Fiduciary and the Trustee may terminate the authority of the Named Fiduciary as to all or part of the Named Fiduciary Account.

(f)           Payment of the cost of the acquisition, sale, or exchange of any security for a Named Fiduciary Account shall be charged to such Account.

(g)          So long as the appointment of a Named Fiduciary is in effect, the Named Fiduciary shall have full power and authority to direct the Trustee as to, and full responsibility for, investment of its Named Fiduciary Account and for the retention and disposition of any assets in its Named Fiduciary Account, subject to the provisions of Section 5.1 hereof.

(h)          The Named Fiduciary shall have the voting power with respect to all stocks and other securities in a Named Fiduciary Account.

(i)           The Trustee shall make available to a Named Fiduciary copies of or extracts from such portions of its accounts, books, or records relating to the Named Fiduciary Account of such Named Fiduciary as the Trustee may deem necessary or appropriate in connection with the exercise of the Named Fiduciary’s function, or as the Sponsor may direct.

(j)           All charges (other than those covered in subsection (f) above) against each Named Fiduciary Account shall be made in such proportions as the Sponsor may direct from time to time.

(k)          If the authority of a Named Fiduciary is terminated, unless and until a successor Named Fiduciary is appointed with respect to such Named Fiduciary Account or the Named Fiduciary Account is merged into an Investment Account, a different Named Fiduciary Account, or an insurance company contract, the Sponsor shall be responsible to direct the Trustee as to the investment, management and disposition of the assets held in such Named Fiduciary Account. Until receipt of a written notice of the termination of the authority of a Named Fiduciary, the Trustee shall be fully protected in assuming the continuing authority of such Named Fiduciary.

(l)           Any direction by a Named Fiduciary shall be complete as to its terms, it being intended that the Trustee shall have no obligation whatsoever to invest or otherwise manage any asset of a Named Fiduciary Account.

(m)         The Trustee shall follow all proper directions of the Named Fiduciary which are made in accordance with the terms hereof.

(n)          The Named Fiduciary shall determine in good faith the fair market value of assets held in a Named Fiduciary Account no less often than annually, assuming an orderly liquidation at the time of such determination if the market value is not readily available.

5.6          Notwithstanding Sections 5.1, 5.3, 5.4 and 5.5, any appointment by the Sponsor of an Investment Manager or a Named Fiduciary shall terminate upon the occurrence of a Change in Control, and neither the Sponsor, nor any successor to the Sponsor, shall thereafter have any power to appoint an Investment Manager or a Named Fiduciary with respect to any portion of the assets of the Trust. At such time, the Trustee shall be the Investment Manager of the entire Trust Fund.

5.7          The Trustee may invest in shares of the Common Stock, $.01 par value, of Alliant Energy Corporation (“Company Stock”). All rights associated with shares of Company Stock that are held by the Trust shall be exercised by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

5.8          The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 6

DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7

ACCOUNTING BY TRUSTEE

The Trustee shall keep accurate and detailed records and accounts of all investments, receipts, and disbursements, and other transactions hereunder, and all records, books, and accounts relating thereto shall be open to inspection by any person designated by the Sponsor at all reasonable times. As soon as reasonably practicable following the close of each annual accounting period of the Trust, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of the Trustee. Except as provided in Sections 5.3(f), 5.4(j) and 5.5(n), the Trustee shall determine in good faith the fair market value of the Trust Fund no less often than annually, assuming an orderly liquidation at the time of such determination if no market value is readily available. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. The Trustee shall make such other reports as may be agreed upon with the Sponsor. The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.

SECTION 8

RESPONSIBILITY OF TRUSTEE

8.1          The general responsibilities of the Trustee shall be as follows:

(a)          The Trustee shall hold, administer, invest and reinvest, and disburse the Trust Fund in accordance with the powers and subject to the restrictions stated herein.

(b)          The Trustee shall disburse monies and other properties from the Trust Fund on direction of the Sponsor pursuant to the provisions of the Plans at the time or times to the payee or payees specified by the Sponsor in directions to the Trustee in such form as the Trustee may reasonably require. The Trustee shall be under no liability for any distribution made by it pursuant to such directions and shall be under no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plans. The receipt of the payee shall constitute a full acquittance to the Trustee.

(c)          The Trustee in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plans, and the rights, powers, and duties of the Trustee shall be governed solely by the terms of this Agreement without reference to the provisions of the Plans.

8.2          The Trustee shall have the right, power, and authority to take any action and to enter into and carry out every agreement with respect to the Trust Fund that may be necessary or advisable to discharge its responsibilities hereunder, and without limiting the generality of the foregoing and in addition to all other powers and authorities herein elsewhere specifically granted to the Trustee, the Trustee shall have the following powers and authorities to be exercised in its absolute discretion:

(a)          To hold securities and other properties in bearer form or in the name of a nominee or nominees without disclosing any fiduciary relationship; provided, however,

that on the books and records of the Trustee such securities and properties shall constantly be shown to be a part of the Trust Fund, and no such registration or holding by the Trustee shall relieve it from liability for the safe custody and proper disposition of such securities and properties in accordance with the terms and provisions hereof.

(b)          To receive, collect, and give receipts for every item of income or principal of the Trust Fund.

(c)          To employ such agents, experts, counsel, and other persons (any of whom may also be employed by or represent the Company) deemed by the Trustee to be necessary or proper for the administration of the Trust to rely and act on information and advice furnished by such agents, experts, counsel, and other persons; and to pay their reasonable expenses and compensation for services to the Trust. Notwithstanding the foregoing, no person so serving may receive compensation from the Trust Fund for fiduciary services if such person, natural or otherwise, is affiliated with the Sponsor, and no person so serving who already receives full-time pay from the Sponsor or any affiliate thereof shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred. No such amounts may be charged to the Trust Fund unless the services provided are outside the scope of the fee schedule described in Section 9 and the Trustee has given written notice to the Sponsor in advance of the commencement of services and afforded the Sponsor the opportunity to challenge the necessity for such services or whether such services are already included in such fee schedule.

(d)          To participate in and use the Federal Book-entry Account System (a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities), or to use the Depository Trust Company or other generally accepted central depositories.

(e)          To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted in this Section 4.2 to the Trustee.

(f)           To bring action before any court of competent jurisdiction for instructions with respect to any matter pertaining to the interpretation of this Agreement or the administration of the Trust Fund.

(g)          With respect to funds which are not able to be invested, to deposit such funds or any part thereof, either separately or together with other trust funds under the control of the Trustee, in its own deposit department or to deposit the same in its name as Trustee in such other depositories as it may select, notwithstanding that the Trust may benefit directly or indirectly from any float accrued from such funds.

In addition, the Trustee shall have the following powers and authorities to be exercised as directed by the Sponsor, an Investment Manager with respect to its Investment Account or a Named Fiduciary with respect to its Named Fiduciary Account:

(h)          To sell, grant options to buy, transfer, assign, convey, exchange, mortgage, pledge, lease or otherwise dispose of any of the properties comprising the Trust Fund.

(i)           To manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it; and to cause to be formed a corporation or trust to hold title to any such real property with the aforesaid powers.

(j)           To renew or extend or participate in the renewal or extension of any note, bond or other evidence of indebtedness, or any other contract or lease, or to exchange the same, or to agree to a reduction in the rate of interest or rent thereon or to any other modification or change in the terms thereof, or of the security therefor, or any guaranty thereof; to waive any default, whether in the performance of any covenant or condition of any such note, bond or other evidence of indebtedness, or any other contract or lease, or of the security therefor, and to carry the same past due or to enforce any such default; to exercise and enforce any and all rights to foreclose, to bid in property on foreclosure; to exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such note, bond or other evidence of indebtedness, or any other contract or lease, or the security therefor; to pay, compromise, and discharge with the funds of the Trust Fund any and all liens, charges, or encumbrances upon the same, and to make, execute, and deliver any and all instruments, contracts, or agreements necessary or proper for the accomplishment of any of the foregoing powers.

(k)          To borrow such sums of money for the benefit of the Trust Fund; to secure any loan so made by pledge or mortgage of the trust property; and to renew existing loans.

(l)           To use the assets of the Trust Fund, whether principal or income, for the purpose of improving, maintaining, or protecting property acquired by the Trust Fund, and to pay, compromise, and discharge with the assets of the Trust Fund any and all liens, charges, or encumbrances at any time.

(m)         To institute, prosecute, maintain, or defend any proceeding at law or in equity concerning the Trust Fund or the assets thereof, at the sole cost and expense of the Trust Fund, and to compromise, settle, and adjust any claims and liabilities asserted against or in favor of the Trust Fund or of the Trustee; but the Trustee shall be under no duty or obligation to institute, maintain, or defend any action, suit, or other legal proceeding unless it shall have been indemnified to its satisfaction against any and all loss, cost, expense, and liability it may sustain or anticipate by reason thereof.

(n)          To vote all stocks and to exercise all rights incident to the ownership of stocks, bonds, or other securities or properties held in the Trust Fund and to issue proxies to vote such stocks; to enter into voting trusts; to give general or special proxies or powers of attorney, with or without substitution; to sell or exercise any and all subscription rights and conversion privileges; to sell or retain any and all stock dividends;

to oppose, consent to, or join in any plan of reorganization, readjustment, merger, or consolidation in respect to any corporation whose stocks, bonds, or other securities are a part of the Trust Fund, including becoming a member of any stockholders’ or bondholders’ committee; to accept and hold any new securities issued pursuant to any plan of reorganization, readjustment, merger, consolidation, or liquidation; to pay any assessments on stocks or securities or to relinquish the same; and to otherwise exercise any and all rights and powers to deal in and with the securities and properties held in the Trust Fund in the same manner and to the same extent as any individual owner and holder thereof might do.

(o)          To make application for any contract issued by an insurance company to be purchased under a Plan, to accept and hold any such contract, and to assign and deliver any such contract.

(p)          To pay out of the Trust Fund all real and personal property taxes, income taxes, and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund.

(q)          To pay any estate, inheritance, income, or other tax, charge, or assessment; and to require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

(r)           To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

(s)          To provide ancillary services to the Trust for not more than reasonable compensation.

8.3          The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

8.4          Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

8.5          The Trustee shall enjoy the following protections in connection with the performance of its duties herein.

(a)          The Trustee shall be fully protected in relying in good faith upon the existence of any fact or state of facts represented to it in writing by the Sponsor, or with respect to their applicable accounts, an Investment Manager or a Named Fiduciary.

(b)          The Sponsor hereby indemnifies and holds the Trustee and its affiliates harmless, directly from the Sponsor’s own assets, from and against any and all claims, demands, losses, damages, expenses (including reasonable attorneys’ fees and costs), judgments and liabilities arising from, out of, or in connection with actions taken or omitted by the Trustee in accordance with this Agreement, except to the extent that such claims, demands, losses, damages, expenses, judgments or liabilities result from the Trustee’s negligence or willful misconduct. This paragraph shall survive the termination of this Agreement.

(c)          The Trustee shall be under no obligation to determine the amount of benefits to which participants or the beneficiaries will be entitled or to keep any records of the respective interest of any individual participant or beneficiary of the Plans. The Trustee shall make payments to a participant or beneficiary upon written direction from the Sponsor. The Trustee shall have no liability to the Sponsor or any other person in making such payments in good faith. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits and shall have discharged its obligation in that respect when it shall have sent checks, securities and other papers by postage paid, first class mail to such person or persons and addresses as may be certified to it in writing by the Sponsor.

(d)          The parties recognize that the Trustee does not guarantee the assets of the Trust Fund from loss or depreciation.

(e)          The Trustee shall not be liable, responsible, or required to account to the Sponsor for the acts of any prior trustee of this Trust Fund and shall be entitled to the indemnity set forth in Section 8.5 hereof therefor.

8.6          The Trustee hereby indemnifies and holds the Sponsor and its affiliates harmless, directly from the Trustee’s own assets, from and against any and all claims, demands, losses, damages, expenses (including reasonable attorneys’ fees and costs), judgments and liabilities arising from, out of, or in connection with the Trustee’s negligence or willful misconduct. This paragraph shall survive the termination of this Agreement.

SECTION 9

COMPENSATION AND EXPENSES OF TRUSTEE

The Trustee shall be entitled to receive such reasonable compensation and reimbursement for its expenses as Trustee or in any other capacity in connection with the Plans as reflected in Appendix B of this Agreement. Such compensation and reimbursement shall be paid directly by each Company in such proportions as the Sponsor shall determine, but if not so paid within ninety days after such fees are invoiced to the Sponsor shall be paid directly from the Trust Fund. Although not separately mentioned in Appendix B, reasonable compensation includes float received from the use of funds by the Trustee or its affiliates which accrue on payments made from the Trust (such as distributions and expense payments) and on contributions or other funds received too late in the day to be invested same-day for the Trust. Float on distribution payments begins to accrue as of the check date, when funds are transferred to a separate check clearing account, and ends on the date the check clears against this separate account or is returned to the Trust, if the Plan so provides. Periodic payments, such as pension checks, are generally mailed five business days before the actual date on the check. In these instances, funds are not transferred to the separate check clearing account, and consequently float does not begin to accrue, until the check date (i.e., five days from the mail date). Nonperiodic payments are generally mailed on the check date. Earnings on the float depend on the specific investment, the current rate, which is generally the Fed Funds rate or a money market rate, and the period of time during which the funds are available.

SECTION 10

RESIGNATION OR REMOVAL OF TRUSTEE

10.1       The Trustee may resign at any time by written notice to the Sponsor, which shall be effective 60 days after receipt of such notice unless the Sponsor and the Trustee agree otherwise.

10.2       Prior to a Change in Control, the Trustee may be removed by the Sponsor on 30 days notice or upon shorter notice accepted by the Trustee. Following a Change in Control, the Trustee may not be removed by the Sponsor unless 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans consent in writing to such removal.

10.3       Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Sponsor extends the time limit.

10.4       If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10.1 or 10.2 of this section. If no such appointment has been made, the Trustee may appoint a successor Trustee or it may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11

APPOINTMENT OF SUCCESSOR

11.1       If the Trustee resigns or is removed in accordance with Section 10.1 or 10.2 hereof, the Sponsor, or if a Change in Control shall previously have occurred the Sponsor and at least 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Sponsor or the successor Trustee to evidence the transfer.

11.2       The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.

SECTION 12

AMENDMENT OR TERMINATION

12.1       This Agreement may be amended by a written instrument executed by the Trustee and the Sponsor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

12.2       The Trust shall not terminate until the date on which all Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. In the event that the benefits for all participants and beneficiaries of one Plan have been paid, any excess assets shall remain in the applicable Plan Account but shall be available as necessary to fund other Plan Accounts in the priority determined by the Company. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company sponsoring the applicable Plan Account.

12.3       Notwithstanding the foregoing:

(a)          This Agreement may not be amended by the Sponsor prior to a Change in Control without the written approval of any Plan participant or beneficiary whose rights or protections under a Plan or this Agreement may be reduced, impaired, or otherwise adversely affected by the amendment.

(b)          This Agreement may not be amended by the Sponsor following a Change in Control without the written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans.

(c)          The Sponsor may terminate this Trust prior to the date specified in Section 12.2 upon the written approval of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans.

SECTION 13

MISCELLANEOUS

13.1       Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.2       Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

13.3       This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent the same are preempted by federal law.

13.4       This Agreement shall be binding upon, and shall inure to the benefit of, any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. The Company (and any successor to the Company) may not otherwise assign its obligations under this Agreement without the prior written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans.

13.5       For the purposes of this Agreement:

(a)          “Change in Control” means the occurrence of any one of the events set forth in the following paragraphs:

(i)           any Person (other than (A) Alliant Energy Corporation or any Subsidiary, (B) a trustee or other fiduciary holding securities under any employee benefit plan of Alliant Energy Corporation or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of Alliant Energy Corporation in substantially the same proportions as their ownership of stock in Alliant Energy Corporation (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from Alliant Energy Corporation or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of Alliant Energy Corporation’s then outstanding voting securities; or

(ii)          the following individuals cease for any reason to constitute a majority of the number of Directors of Alliant Energy Corporation then serving: (A) individuals who, on January 20, 1999, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of Alliant Energy Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by Alliant Energy Corporation’s shareowners was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors on January 20, 1999, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving Alliant Energy Corporation (or any Subsidiary) shall not be Continuing Directors for purposes of the Plan until after such individuals are first nominated for election by a vote of at least two-thirds of the then Continuing Directors and are thereafter elected as Directors by the shareowners of Alliant Energy Corporation at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(iii)        Alliant Energy Corporation after January 20, 1999 consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving Alliant Energy Corporation (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of Alliant Energy Corporation outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of Alliant Energy Corporation or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of Alliant Energy Corporation (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from Alliant Energy Corporation or its affiliates after January 20, 1999, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of Alliant Energy Corporation’s then outstanding voting securities; or

(iv)         the shareowners of Alliant Energy Corporation approve a plan of complete liquidation or dissolution of Alliant Energy Corporation or Alliant Energy Corporation effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by Alliant Energy Corporation of all or substantially all of Alliant Energy Corporation’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of Alliant Energy Corporation immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in Alliant Energy Corporation, an entity that owns all or substantially all of the assets or voting securities of Alliant Energy Corporation immediately following such transaction or series of transactions.

(b)          “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

(c)          “Board” or “Board of Directors” means the Board of Directors of Alliant Energy Corporation.

(d)          “Director” means any individual who is a member of the Board of Directors of Alliant Energy Corporation.

(e)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(f)           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(g)          “Potential Change in Control” means any action by the shareholders of the Alliant Energy Corporation, the Public Service Commission of Wisconsin, the Iowa Utilities Board, the Federal Energy Regulatory Commission, or the Securities and Exchange Commission approving a transaction which, when accomplished, would result in a Change in Control.

(h)          “Shares” means the shares of common stock of Alliant Energy Corporation.

(i)           “Subsidiary” means any corporation, partnership, venture, or other entity in which Alliant Energy Corporation, directly or indirectly, has at least an 80% ownership interest.

SECTION 14

EFFECTIVE DATE

The effective date of this Agreement shall be as provided in Section 1.1.

* * * * *

IN WITNESS WHEREOF, the Sponsor, AEC and the Trustee have caused this Agreement to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed as of the day and year first above written.

ALLIANT ENERGY CORPORATE SERVICES, INC.

By
Thomas L. Hanson
Its Vice President and Treasurer

ALLIANT ENERGY CORPORATION

By
Thomas L. Hanson
Its Vice President and Treasurer

WELLS FARGO BANK, N.A.

By
Laurie Adams Temple
Its Vice President

APPENDIX A

PLANS

Plans Subject to Appendix B Fees:

Plan Account 1

1.	Alliant Energy Excess Plan (Plan Sponsor: Sponsor)
2.

Alliant Energy Corporate Services Supplemental Executive Retirement Plan (i.e., individual agreements labeled “Supplemental Retirement Agreement” which have been entered into with selected corporate officers) (Plan Sponsor: Sponsor)

Plan Account 2

3.	Supplemental Retirement Agreements for Leo J. Crow, C.R.S. Anderson and Gordon F. Cooper (Plan Sponsor: IES)
4.	IES Industries Inc. Amended and Restated Key Employee Deferred Compensation Agreement (Plan Sponsor: IES)
5.	IES Industries, Inc. Director Retirement Plan (Plan Sponsor: IES)
6.	IES SERP (Plan Sponsor: IES)
7.	IES Excess Plan (Plan Sponsor: IES)

Plan Account 3

8.	Wisconsin Power and Light Company Deferred Compensation Plan II (Plan Sponsor: WPL)
9.	Wisconsin Power and Light Company Supplemental Retirement Plan (Plan Sponsor: WPL)
10.	The Wisconsin Power and Light Company Pre-Retirement Survivor’s Income Supplemental Plan (Plan Sponsor: WPL)
11.	Wisconsin Power and Light Company Executive Tenure Compensation Plan (Plan Sponsor: WPL)
12.	Wisconsin Power and Light Company Deferred Compensation Plan I (Plan Sponsor: WPL)

Plans Subject to Separate “Bundled” Fees

Plan Account 4

13.	Alliant Energy Key Employee Deferred Compensation Plan (Plan Sponsor: Sponsor)

Plan Account 5

14.	Alliant Energy Corporation Deferred Compensation Plan for Directors (Plan Sponsor: AEC)

APPENDIX B

Domestic Administration:*

Tier 1 = 0 - $500 MM	.0000375 on balance
Tier 2 = $500 MM and over	.0000325 on balance

Global Administration:	.000325 on global assets

Account & Reporting:

Investment manager and Plan accounts	$1,200 per account

Transaction Charges:

Domestic Depository Settlements	$ 8 per transaction
Global Settlements	$12 per transaction
Mutual Fund Settlements	$15 per transaction
Physical Settlements	$75 per transaction
Futures/Option Settlements	$15 per transaction
Principal Paydowns	$ 5 per transaction
Money Transactions	$10 per transaction

Benefit Payments:

Periodic Check or ACH/Advice	$ 1.50 per payment (RPP)
Lump-Sum Payment	$ 2.00 per payment (RPP)
Manual Maintenance	$ 6.75 per item
W-2, 1099R, 1099 MISC Issuance	$ 2 per form

On-Line Reporting:

Trust Portfolio Reporting	included
Trust Information Delivery	included
Retirement Plan Payment	included

There is no administration fee or fund settlement transaction charge for assets held in a fund managed by the Trustee or an affiliate thereof. (As an item of disclosure, the January 1, 2006 investment management fee within the Wells Fargo STIF fund is .0012 on the balance. This is the only Wells Fargo fund contemplated to be used as of January 1, 2006. In the event that one or more additional Wells Fargo funds are utilized in the future, this schedule does not require

_________________________

 *The Trust asset balance will be combined with the master retirement trust, Foundation, VEBAs, and other Non-Qualified (w/o Recordkeeping) for billing purposes. Unless otherwise determined by the Total Compensation Committee established by the Compensation and Personnel Committee of the Board of Directors of Alliant Energy Corporation, the Trust share of such fees will be determined pro rata, and within the Trust, each account’s share will also be determined pro rata.

amendment because the internal fees generated in such funds are not items contemplated to be covered by this schedule.)

The schedule above reflects all fees for the services contemplated as of January 1, 2006 to be performed by the Trustee pursuant to the Agreement. For example, there is no charge for the collection of interest income and dividends or for the establishment of the trusts and accounts. Likewise, all copying costs, first class postage, out-sourcing costs, and other expenses directly or indirectly related to the services contemplated in the schedule are included, as are web-based delivery of financials and web-based retirement plan payments. Fees outside of the scope of the schedule which would be separately assessed would be for services not contemplated as of January 1, 2006 to be provided by or through the Trustee or any affiliate such as investment guideline monitoring, performance measurement, analytics and attribution reporting; fees for such additional services will be negotiated at the time that the Sponsor requests such services to be performed.

Fees are calculated and charged on a quarterly basis, although the domestic and global administration and accounting and reporting fees in the schedule are the annual amount.

The Trustee has guaranteed a minimum service level in various areas of performance. If such service does not satisfy the guaranteed level, the fees under this Appendix shall be reduced as set forth below:

Service Component	Standard	Resolution
Timeliness of Information (M,Q)	8th business day *	1 credit per account
Timeliness of Information (A)	20th business day	1 credit per account
Accuracy of Information	No revisions	1 credit per revision
Timeliness of checks/payments	48 hour turnaround **	1 credit per late item
Accuracy of check/payments	No revisions	1 credit per revision
Service Responsiveness	Same Day Response	1 credit per incident
Issue Resolution	Set/Achieve Expectations	1 credit per incident
CEO availability	98% available	1 credit per event

*	This excludes the first month after conversion, due to balancing to prior custodian.
**	Based on all directions being sent prior to cash movement deadlines.

Resolution of Service Quality Issues:

credits are used as an offset to Trustee/Custody fees as follows:

•	1 credit	=	$100
•	5 credits	=	$500
•	10 credits	=	$1000
•	more than 10 credits	=	10% fee waiver for the period

All performance standards are agreed to and enforced with the understanding that the Trustee has received all necessary information needed to perform tasks in the manner outlined in the standard. For example, a statement revision caused by revised information provided after the fact by the customer or a third party would not result in a “credit” from the Trustee.

For purposes of the 10% fee waiver for more than 10 credits, the determination will be made based on all of the trusts/custody arrangements which the Trustee has with the Sponsor and its affiliates covered by similar service level guarantees.

The maximum of fee credits in any fee billing period will not exceed 10% of the fees for that billing period.

A securities lending program shall be in effect pursuant to separate written agreement, providing the Trustee or affiliates thereof 25% of the net earnings from each loan and the Trust Fund 75% of the net earnings for each loan.

The Trustee may charge the reasonable and customary charges of the Trustee for any properly settled transaction that results in an overdraft.

The Trustee guarantees the pricing under this Appendix B through December 31, 2010. Through that date, fees cannot be a reason for the Trustee to resign pursuant to Section 6.1.

Consistent with Section 8.1, this Appendix B may be amended by the written agreement of the Trustee and the Sponsor.

This Appendix B does not address the “bundled” fee arrangement for the Alliant Energy Key Employee Deferred Compensation Plan and the Alliant Energy Corporation Deferred Compensation Plan for Directors.